EXHIBIT 31.1

I, Mark Alsentzer, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Pure Earth, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2010	By:	/s/ Mark Alsentzer
Mark Alsentzer
President and Chief Executive Officer